Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412    2,432,697,916
BNP PARIBAS SECURITIES CORP.                13-3235334    1,629,273,694
PREBON SECURITIES (USA) INC.                13-3431785    1,392,588,900
DEUTSCHE BANK SECURITIES, INC.              13-2730328    1,324,324,748
WELLS FARGO BANK                            41-0449260    1,011,676,390
BANK OF AMERICA SECURITIES LLC              56-2058405      937,551,274
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      708,662,844
JPMORGAN CHASE & CO.                        13-3224016      580,728,388
RBS SECURITIES, INC.                        13-3272275      648,546,228
CITIGROUP INC.                              52-1568099      559,610,093






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412      124,204,335
BNP PARIBAS SECURITIES CORP.                13-3235334        3,052,118
PREBON SECURITIES (USA) INC.                13-3431785                0
DEUTSCHE BANK SECURITIES, INC.              13-2730328       41,764,272
WELLS FARGO BANK                            41-0449260        4,147,798
BANK OF AMERICA SECURITIES LLC              56-2058405       35,425,652
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       20,977,733
JPMORGAN CHASE & CO.                        13-3224016       83,223,772
RBS SECURITIES, INC.                        13-3272275          264,301
CITIGROUP INC.                              52-1568099       21,110,746




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    12,950,969,229 D. Total Sales: 448,833,556

                               SCREEN NUMBER : 12